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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Forms S-8 and S-4 File Nos. 333-67113, 333-45447, 333-45449, 333-91041,
333-31608, 333-32624, 333-50031, 333-62636 and 333-68274) of Integrated
Electrical Services, Inc. of our report dated October 31, 2003, with respect to the consolidated financial statements of Integrated Electrical Services, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2003.



                                            ERNST & YOUNG LLP

Houston, Texas
November 24, 2003